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                                                                    Exhibit 4.01


      FORM OF COMMON STOCK CERTIFICATE OF CHOICE HOTELS FRANCHISING, INC.
               (TO BE RENAMED CHOICE HOTELS INTERNATIONAL, INC.)



                                 COMMON STOCK
                            PAR VALUE $.01 PER SHARE


                       THIS CERTIFICATE IS TRANSFERABLE
                            IN RIDGEFIELD PARK, MD
                               AND NEW YORK, NY

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               CUSIP 169905 10 6

                       CHOICE HOTELS INTERNATIONAL, INC.


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          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Choices Hotels International, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


Dated:

                                        COUNTERSIGNED AND REGISTERED

                                                ChaseMallon Shareholder
                                                Services, L.L.C.

                                                                TRANSFER AGENT
                                                                AND REGISTRAR

                                        By


                                                        AUTHORIZED SIGNATURE
/s/ Michael J. DeSantis    /s/ William R. Floyd

        SECRETARY         CHIEF EXECUTIFE OFFICER